Exhibit 10.1

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (the “Amendment”), dated as of June 29, 2010, is entered into by and among PHYSICIANS FORMULA, INC., a New York corporation (“Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division.

RECITALS

A.           Company and Wells Fargo are parties to a Credit and Security Agreement dated November 6, 2009 (as amended, restated or modified from time to time, the “Credit Agreement”).  Capitalized terms used in this Amendment have the meanings given to them in the Credit Agreement unless otherwise specified in this Amendment.

B.           Company has requested that the Credit Agreement be amended, and Wells Fargo is willing to agree to such amendment pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendment to Credit Agreement.  Section 5.2(b) of the Credit Agreement is amended to read in its entirety as follows:

“(b)           Minimum Adjusted EBITDA.  Company shall achieve Adjusted EBITDA each fiscal quarter, for the twelve-month period then ended, of not less than the amount set forth below for each such period:

12-Month Period Ending	Minimum Adjusted EBITDA
December 31, 2009	$7,600,000
March 31, 2010	$12,300,000
June 30, 2010	$11,000,000
September 30, 2010	$10,150,000
December 31, 2010	$8,950,000
“

2. No Other Changes.  Except as explicitly amended by this Amendment or the other Loan Documents delivered in connection with this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.  This Amendment shall be deemed to be a “Loan Document” (as defined in the Credit Agreement).

3. Accommodation Fee.  Company shall pay Wells Fargo as of the date hereof a fully earned and non-refundable fee in the amount of $10,000 in consideration of Wells Fargo’s execution and delivery of this Amendment (the “Accommodation Fee”), due and payable upon execution of this Amendment by Company and Wells Fargo.

4. Conditions Precedent.  This Amendment shall be effective when Wells Fargo shall have received a duly executed original hereof, together with each of the following, each in substance and form acceptable to Wells Fargo in its sole discretion and duly executed by all relevant parties:

4.1 An Acknowledgment and Agreement of Guarantors and Pledgors set forth at the end of this Amendment;

4.2 An Acknowledgment from Mill Road Capital, L.P. and Company;

4.3 The Accommodation Fee; and

4.4 Such other matters as Wells Fargo may require.

5. Representations and Warranties.  Company hereby represents and warrants to Wells Fargo as follows:

5.1 Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Company and constitute the legal, valid and binding obligation of Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.2 The execution, delivery and performance by Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Company, or the articles of incorporation or by-laws of Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Company is a party or by which Company or its properties may be bound or affected.  Without limiting the generality of the foregoing, the Company represents and warrants that (a) the Consent in Lieu of a Special Meeting of the Board of Directors, dated November 6, 2009, adopted by the Company’s board of directors and certified to Wells Fargo pursuant to the Officer’s Certificate, dated November 6, 2009 (as supplemented by the Supplemental Secretary’s Certificate, dated November 16, 2009, the “Officer’s Certificate”), continues in full force and effect, (b) the certificate of incorporation and bylaws of Company, which were certified and delivered to Wells Fargo pursuant to the Officer’s Certificate, continue in full force and effect and have not been amended or otherwise modified, and (c) the officers and agents of Company who were certified to Wells Fargo pursuant to the Officer’s Certificate as being authorized to sign and to act on behalf of Company continue to be so authorized.

5.3 All of the representations and warranties contained in Section 4 and Exhibit D of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties continue to be true and correct as of such earlier date).

6. References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7. No Waiver.  The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.

8. Release.  Company and each of the Persons signing the Acknowledgement and Agreement of Guarantors and Pledgors (such Persons, the “Guarantors”) set forth below hereby absolutely and unconditionally release and forever discharge Wells Fargo, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description relating to the Credit Agreement, other Loan Documents, or related transactions, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Company or any Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  It is the intention of the Company and the Guarantors in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention Company and each Guarantor waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

9. Costs and Expenses.  Company agrees to pay all reasonable fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  Company hereby agrees that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by Company, make a loan to Company under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such reasonable fees and disbursements.

10. Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Transmission by facsimile or “pdf” file of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.  Any party hereto may request an original counterpart of any party delivering such electronic counterpart.  This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by, the laws of the State of California.  In the event of any conflict between this Amendment and the Credit Agreement, the terms of this Amendment shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gary Whitaker
Name:	Gary Whitaker
Title	Authorized Signatory

PHYSICIANS FORMULA, INC.

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	President

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ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS AND PLEDGORS

The undersigned, each (a) a guarantor of the indebtedness of Physicians Formula, Inc. (“Company”) to Wells Fargo Bank, National Association (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division, pursuant to a Continuing Guaranty, each dated November 6, 2009 (as they may be amended, restated, or modified from time to time, collectively, the “Guaranties”), and/or (b) a pledgor and/or grantor of certain collateral in favor of Wells Fargo pursuant to a Collateral Pledge Agreement and/or a Security Agreement, each dated November 6, 2009 (as they may be amended, restated, or modified from time to time, the “Collateral Agreements”), each hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 8 of the Amendment) and execution thereof; (iii) reaffirms all obligations to Wells Fargo pursuant to the terms of the Guaranties and the Collateral Agreements; and (iv) acknowledges that Wells Fargo may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of Company, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranties or Collateral Agreements.

PHYSICIANS FORMULA HOLDINGS, INC.

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title	President

PHYSICIANS FORMULA COSMETICS, INC.

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	President

PHYSICIANS FORMULA DRTV, LLC

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	President

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